FORM 8-A


               Securities and Exchange Commission
                     Washington, D.C. 20549


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934




                    PHILLIPS PETROLEUM COMPANY
    --------------------------------------------------------
     (Exact name of registrant as specified in its charter)




      Delaware                           73-0400345
-----------------------      ------------------------------------
(State of incorporation      (I.R.S. Employer Identification No.)
 or organization)



     Phillips Building, Bartlesville, OK             74004
   ----------------------------------------------------------
   (Address of principal executive offices)        (Zip Code)

Securities Act registration statement file number to which this form relates: 333-53519
         ---------

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class               Name of each exchange on which
     to be so registered               each class is to be registered

6.65% Debentures due July 15, 2018     New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                               None

           INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered

     A description of the Registrant's 6.65% Debentures due July 15, 2018 to be registered hereby is contained in the "Description of the Senior Debt Securities and Subordinated Debt Securities" set forth in the prospectus dated June 5, 1998 and "Description of Debentures" set forth in the prospectus supplement dated June 30, 1998, which prospectus and prospectus supplement have been filed on July 1, 1998 under Rule 424(b) of the Securities Act of 1933, as amended, with reference to the Registrant's Registration Statement on Form S-3 (File No. 333-53519), and such descriptions are incorporated herein by this reference.

Item 2.   Exhibits

     1. Restated Certificate of Incorporation, as filed with the State of Delaware July 17, 1989 (incorporated by reference to Exhibit 3(i) to Annual Report on Form 10-K for the year ended
          December 31, 1995).

     2. Bylaws of Phillips Petroleum Company, as amended effective July 14, 1997 (incorporated by reference to Exhibit 3(ii) to Quarterly Report on Form 10-Q for the quarter ended June 30,
          1997).

     3.   Form of the Registrant's 6.65% Debenture due July 15, 2018.

     4. Indenture dated as of September 15, 1990, as supplemented by Supplemental Indenture No. 1 dated May 23, 1991, between Phillips Petroleum Company and U.S. Bank Trust National Association (formerly Continental Bank, National Association), (incorporated by reference to Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
          1997).

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 PHILLIPS PETROLEUM COMPANY


Date: July 9, 1998               By /s/ John A. Carrig
                                   -----------------------------------
                                     John A. Carrig, Vice President
                                     and Treasurer